Exhibit 99.1

onsemi Reports Fourth Quarter and Full Year 2023 Earnings

Record automotive revenue in 2023 increased 29% year-over-year

SCOTTSDALE, Ariz, – Feb. 5, 2024 – onsemi (the “Company”) (Nasdaq: ON) today announced its fourth quarter and fiscal year 2023 results with the following highlights:

•	Fourth quarter revenue of $2,018.1 million

•	Fourth quarter GAAP and non-GAAP gross margin of 46.7%

•	GAAP operating margin and non-GAAP operating margin of 30.3% and 31.6%, respectively

•	GAAP diluted earnings per share and non-GAAP diluted earnings per share of $1.28 and $1.25, respectively

•	Full year 2023 record automotive revenue of $4.3 billion increased 29% year-over-year

•	Full year 2023 share repurchases of $564 million, representing 140% of free cash flow

“Our momentum continued this past year as we achieved record automotive revenue and 4x year-over-year growth in silicon carbide revenue. We continue to transform the business by building resilience into our model, enabling us to navigate uncertain market conditions and deliver more predictable and sustainable results,” said Hassane El-Khoury, president and chief executive officer of onsemi. “Our consistent performance has validated our long-term strategy. Looking ahead, we are driving innovation beyond silicon and silicon carbide with our upcoming analog and mixed signal platform to further our leadership in intelligent power and sensing solutions.”

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
(Revenue and Net Income in millions)	Q4 2023	Q3 2023	Q4 2022	Q4 2023	Q3 2023	Q4 2022
Revenue	$2,018.1	$2,180.8	$2,103.6	$2,018.1	$2,180.8	$2,103.6
Gross Margin	46.7%	47.3%	48.5%	46.7%	47.3%	48.4%
Operating Margin	30.3%	31.5%	33.5%	31.6%	32.6%	34.1%
Net Income attributable to onsemi	$562.7	$582.7	$604.3	$540.9	$608.4	$580.4
Diluted Earnings Per Share	$1.28	$1.29	$1.35	$1.25	$1.39	$1.32

Selected financial results for 2023 and 2022 are shown below:

	GAAP		Non-GAAP
	Year Ended		Year Ended
(Revenue and Net Income in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$8,253.0	$8,326.2	$8,253.0	$8,326.2
Gross Margin	47.1%	49.0%	47.1%	49.2%
Operating Margin	30.8%	28.3%	32.3%	34.5%
Net Income attributable to onsemi	$2,183.7	$1,902.2	$2,256.2	$2,347.7
Diluted Earnings Per Share	$4.89	$4.25	$5.16	$5.33

Revenue Summary

($ in millions)

(Unaudited)

	Three Months Ended
Business Segment	Q4 2023	Q3 2023	Q4 2022	Sequential Change	Year-over- Year Change
PSG	$1,085.8	$1,230.6	$1,048.4	(12)%	4%
ASG	624.6	621.6	701.0	— %	(11)%
ISG	307.7	328.6	354.2	(6)%	(13)%
Total	$2,018.1	$2,180.8	$2,103.6	(7)%	(4)%

	Year Ended
Business Segment	December 31, 2023	December 31, 2022	Year-over- Year Change
PSG	$4,449.0	$4,208.2	6%
ASG	2,488.5	2,841.3	(12)%
ISG	1,315.5	1,276.7	3%
Total	$8,253.0	$8,326.2	(1)%

FIRST QUARTER 2024 OUTLOOK

The following table outlines onsemi’s projected first quarter of 2024 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items**	Total onsemi Non-GAAP***
Revenue	$1,800 to $1,900 million	—	$1,800 to $1,900 million
Gross Margin	44.4% to 46.4%	0.1%	44.5% to 46.5%
Operating Expenses	$320 to $335 million	$15 million	$305 to $320 million
Other Income and Expense (including interest expense), net	($8 million)	—	($8 million)
Diluted Earnings Per Share	$0.94 to $1.06	$0.04	$0.98 to $1.10
Diluted Shares Outstanding *	437 million	4 million	433 million

*

Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding GAAP and non-GAAP diluted share counts and are based on either the Company’s previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill and intangible asset impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 5, 2024 to discuss this announcement and onsemi’s results for the fourth quarter of 2023 and fiscal year 2023. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here .

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal
Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(480) 242-6943	(602) 244-3437
Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the first fiscal quarter of 2024, and statements regarding our new share repurchase program. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2022 Annual Report on Form

10-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2023 (our “2022 Form 10-K”) and Part II, Item IA “Risk Factors” in each of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2023, June 30, 2023, and September 29, 2023, and from time-to-time in our other SEC reports (including in our 2023 Form 10-K). Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks, and uncertainties described in this document, our 2022 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$2,018.1	$2,180.8	$2,103.6	$8,253.0	$8,326.2
Cost of revenue	1,076.2	1,150.1	1,083.1	4,369.5	4,249.0

Gross profit	941.9	1,030.7	1,020.5	3,883.5	4,077.2
Gross margin	46.7%	47.3%	48.5%	47.1%	49.0%
Operating expenses:
Research and development	150.2	143.4	136.4	577.3	600.2
Selling and marketing	67.5	68.2	74.2	279.1	287.9
General and administrative	88.6	110.7	97.2	362.4	343.2
Amortization of acquisition-related intangible assets	12.1	12.0	16.1	51.1	81.2
Restructuring, asset impairments and other charges, net	11.4	9.4	(7.7)	74.9	17.9
Goodwill and intangible asset impairment	—	—	—	—	386.8

Total operating expenses	329.8	343.7	316.2	1,344.8	1,717.2

Operating income	612.1	687.0	704.3	2,538.7	2,360.0

Other income (expense), net:
Interest expense	(15.8)	(16.2)	(27.5)	(74.8)	(94.9)
Interest income	26.3	25.7	9.1	93.1	15.5
Gain (loss) on debt refinancing and prepayment	—	—	0.2	(13.3)	(7.1)
Gain (loss) on divestiture of business	—	(0.1)	64.9	(0.7)	67.0
Other income (expense)	(11.7)	1.1	12.3	(7.2)	21.7

Other income (expense), net	(1.2)	10.5	59.0	(2.9)	2.2

Income before income taxes	610.9	697.5	763.3	2,535.8	2,362.2
Income tax provision	(47.5)	(114.6)	(159.0)	(350.2)	(458.4)

Net income	563.4	582.9	604.3	2,185.6	1,903.8
Less: Net income attributable to non-controlling interest	(0.7)	(0.2)	—	(1.9)	(1.6)

Net income attributable to ON Semiconductor Corporation	$562.7	$582.7	$604.3	$2,183.7	$1,902.2

Net income for diluted earnings per share of common stock	$562.8	$583.1	$604.8	$2,185.0	$1,904.2

Net income per share of common stock attributable to ON Semiconductor Corporation:
Basic	$1.31	$1.35	$1.40	$5.07	$4.39

Diluted	$1.28	$1.29	$1.35	$4.89	$4.25

Weighted average common shares outstanding:
Basic	428.1	431.2	432.2	430.7	433.2

Diluted	439.5	450.7	447.9	446.8	448.2

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2023	September 29, 2023	December 31, 2022

Assets
Cash and cash equivalents	$2,483.0	$2,679.2	$2,919.0
Receivables, net	935.4	958.2	842.3
Inventories	2,111.8	2,084.8	1,616.8
Other current assets	382.1	363.2	351.3

Total current assets	5,912.3	6,085.4	5,729.4
Property, plant and equipment, net	4,401.5	4,314.5	3,450.7
Goodwill	1,577.6	1,577.6	1,577.6
Intangible assets, net	299.3	312.8	359.7
Deferred tax assets	600.8	579.3	376.7
ROU financing lease assets	42.4	43.0	45.8
Other assets	381.3	368.7	438.6

Total assets	$13,215.2	$13,281.3	$11,978.5

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$725.6	$911.3	$852.1
Accrued expenses and other current liabilities	663.2	665.4	1,047.3
Current portion of financing lease liabilities	0.8	5.2	14.2
Current portion of long-term debt	794.0	912.9	147.8

Total current liabilities	2,183.6	2,494.8	2,061.4
Long-term debt	2,542.6	2,541.1	3,045.7
Deferred tax liabilities	38.7	35.1	34.1
Long-term financing lease liabilities	22.4	21.6	23.0
Other long-term liabilities	627.3	684.7	607.3

Total liabilities	5,414.6	5,777.3	5,771.5
ON Semiconductor Corporation stockholders’ equity:
Common stock	6.2	6.1	6.1
Additional paid-in capital	5,210.9	4,745.8	4,670.9
Accumulated other comprehensive loss	(45.2)	(44.9)	(23.2)
Accumulated earnings	6,548.1	5,985.4	4,364.4
Less: Treasury stock, at cost	(3,937.4)	(3,208.1)	(2,829.7)

Total ON Semiconductor Corporation stockholders’ equity	7,782.6	7,484.3	6,188.5
Non-controlling interest	18.0	19.7	18.5

Total stockholders’ equity	7,800.6	7,504.0	6,207.0

Total liabilities and stockholders’ equity	$13,215.2	$13,281.3	$11,978.5

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended			Year Ended

	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Cash flows from operating activities:
Net income	$563.4	$582.9	$604.3	$2,185.6	$1,903.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160.3	155.4	133.2	609.5	551.8
(Gain) loss on sale or disposal of fixed assets	4.3	2.5	0.5	11.6	(32.6)
(Gain) loss on divestiture of businesses	—	0.1	(64.9)	0.7	(67.0)
(Gain) loss on debt refinancing and prepayment	—	—	(0.2)	13.3	7.1
Amortization of debt discount and issuance costs	2.6	2.9	2.4	11.3	11.0
Share-based compensation	30.7	31.1	24.3	121.1	100.8
Non-cash asset impairment charges	6.8	—	—	19.5	18.6
Goodwill and intangible asset impairment charges	—	—	—	—	386.8
Change in deferred tax balances	(18.7)	(79.4)	67.7	(127.7)	3.1
Other	(6.2)	10.8	(0.5)	(4.7)	0.1
Changes in assets and liabilities	(132.0)	(139.7)	(35.5)	(862.7)	(250.4)

Net cash provided by operating activities	$611.2	$566.6	$731.3	$1,977.5	$2,633.1

Cash flows from investing activities:
Purchase of Property, Plant and Equipment (“PP&E”)	$(390.5)	$(433.0)	$(342.0)	$(1,575.6)	$(1,005.0)
Deposits and proceeds from sale of PP&E	1.2	0.2	0.1	4.0	59.1
Deposits utilized (made) for purchase of PP&E	4.1	12.9	22.7	36.5	(31.0)
Divestiture of business, net of cash transferred	—	—	172.6	—	263.1
Purchase of available-for-sale securities	—	—	—	—	(18.0)
Proceeds from sale or maturity of available-for-sale securities	—	12.7	4.8	33.5	28.8
Payments related to acquisition of business	—	—	—	(236.3)	(2.4)

Net cash used in investing activities	$(385.2)	$(407.2)	$(141.8)	$(1,737.9)	$(705.4)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	$5.9	$6.7	$4.7	$25.8	$22.9
Payment of tax withholding for RSUs	(4.4)	(5.9)	(10.7)	(66.8)	(78.1)
Repurchase of common stock	(300.2)	(100.0)	(92.9)	(564.2)	(259.8)
Issuance and borrowings under debt agreements	—	—	—	1,845.0	500.0
Reimbursement of debt issuance costs	—	—	—	4.5	—
Payment of debt issuance and other financing costs	(0.7)	(0.3)	—	(12.4)	—
Repayment of borrowings under debt agreements	(119.6)	(0.1)	(20.5)	(1,723.4)	(530.0)
Payment for purchase of bond hedges	—	—	—	(414.0)	—
Proceeds from issuance of warrants	—	—	—	242.5	—
Payments related to prior acquisition	(5.8)	—	(9.2)	(5.8)	(9.2)
Payment of finance lease obligations	(5.0)	(1.7)	1.0	(15.3)	(11.5)
Dividend to non-controlling shareholder	(2.4)	—	(2.1)	(2.4)	(4.3)

Net cash used in financing activities	$(432.2)	$(101.3)	$(129.7)	$(686.5)	$(370.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	(0.5)	0.8	(1.1)	(2.4)

Net increase (decrease) in cash, cash equivalents and restricted cash	(205.8)	57.6	460.6	(448.0)	1,555.3
Beginning cash, cash equivalents and restricted cash	2,690.8	2,633.2	2,472.4	2,933.0	1,377.7

Ending cash, cash equivalents and restricted cash	$2,485.0	$2,690.8	$2,933.0	$2,485.0	$2,933.0

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit	$941.9	$1,030.7	$1,020.5	$3,883.5	$4,077.2

Special items:
a) Impact of business wind down	—	—	(3.6)	(3.9)	19.5
b) Amortization of acquisition-related intangible assets	1.5	1.4	1.6	5.7	1.6

Total special items	1.5	1.4	(2.0)	1.8	21.1

Non-GAAP gross profit	$943.4	$1,032.1	$1,018.5	$3,885.3	$4,098.3

Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin	46.7%	47.3%	48.5%	47.1%	49.0%

Special items:
a) Impact of business wind down	— %	— %	(0.2)%	— %	0.2%
b) Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%	0.1%	0.1%

Total special items	0.1%	0.1%	(0.1)%	— %	0.3%

Non-GAAP gross margin	46.7%	47.3%	48.4%	47.1%	49.2%

Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses	$329.8	$343.7	$316.2	$1,344.8	$1,717.2

Special items:
a) Amortization of acquisition-related intangible assets	(12.1)	(12.0)	(16.1)	(51.1)	(81.2)
b) Restructuring, asset impairments and other, net	(11.4)	(9.4)	7.7	(74.9)	(17.9)
c) Goodwill and intangible asset impairment	—	—	—	—	(386.8)
d) Third party acquisition and divestiture related costs	0.1	(0.1)	(7.4)	1.3	(12.9)
e) Impact of business wind down	—	—	—	—	6.8

Total special items	(23.4)	(21.5)	(15.8)	(124.7)	(492.0)

Non-GAAP operating expenses	$306.4	$322.2	$300.4	$1,220.1	$1,225.2

Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income	$612.1	$687.0	$704.3	$2,538.7	$2,360.0

Special items:
a) Amortization of acquisition-related intangible assets	13.6	13.4	17.7	56.8	82.8
b) Restructuring, asset impairments and other, net	11.4	9.4	(7.7)	74.9	17.9
c) Goodwill and intangible asset impairment	—	—	—	—	386.8
d) Third party acquisition and divestiture related costs	(0.1)	0.1	7.4	(1.3)	12.9
e) Impact of business wind down	—	—	(3.6)	(3.9)	12.7

Total special items	24.9	22.9	13.8	126.5	513.1

Non-GAAP operating income	$637.0	$709.9	$718.1	$2,665.2	$2,873.1

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin	30.3%	31.5%	33.5%	30.8%	28.3%

Special items:
a) Amortization of acquisition-related intangible assets	0.7%	0.6%	0.8%	0.7%	1.0%
b) Restructuring, asset impairments and other, net	0.6%	0.4%	(0.4)%	0.9%	0.2%
c) Goodwill and intangible asset impairment	— %	— %	— %	— %	4.6%
d) Third party acquisition and divestiture related costs	— %	— %	0.4%	— %	0.2%
e) Impact of business wind down	— %	— %	(0.2)%	— %	0.2%

Total special items	1.2%	1.1%	0.7%	1.5%	6.2%

Non-GAAP operating margin	31.6%	32.6%	34.1%	32.3%	34.5%

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Reconciliation of GAAP to non-GAAP income before income taxes:
GAAP income before income taxes		$610.9	$697.5	$763.3	$2,535.8	$2,362.2

Special items:
a)	Amortization of acquisition-related intangible assets	13.6	13.4	17.7	56.8	82.8
b)	Restructuring, asset impairments and other, net	11.4	9.4	(7.7)	74.9	17.9
c)	Goodwill and intangible asset impairment	—	—	—	—	386.8
d)	Third party acquisition and divestiture related costs	(0.1)	0.1	7.4	(1.3)	12.9
e)	Impact of business wind down	—	—	(3.6)	(3.9)	12.7
f)	Actuarial losses (gains) on pension plans and other pension benefits	4.0	—	(22.0)	4.0	(22.0)
g)	Loss on debt refinancing and prepayment	—	—	(0.2)	13.3	7.1
h)	(Gain) loss on divestiture of businesses	—	0.1	(64.9)	0.7	(67.0)

	Total special items	28.9	23.0	(73.3)	144.5	431.2

Non-GAAP income before income taxes		$639.8	$720.5	$690.0	$2,680.3	$2,793.4

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income attributable to ON Semiconductor Corporation		$562.7	$582.7	$604.3	$2,183.7	$1,902.2

Special items:
a)	Amortization of acquisition-related intangible assets	13.6	13.4	17.7	56.8	82.8
b)	Restructuring, asset impairments and other, net	11.4	9.4	(7.7)	74.9	17.9
c)	Goodwill and intangible asset impairment	—	—	—	—	386.8
d)	Third party acquisition and divestiture related costs	(0.1)	0.1	7.4	(1.3)	12.9
e)	Impact of business wind down	—	—	(3.6)	(3.9)	12.7
f)	Actuarial losses (gains) on pension plans and other pension benefits	4.0	—	(22.0)	4.0	(22.0)
g)	Loss on debt refinancing and prepayment	—	—	(0.2)	13.3	7.1
h)	(Gain) loss on divestiture of businesses	—	0.1	(64.9)	0.7	(67.0)
i)	Income taxes	(50.7)	2.7	49.4	(72.0)	14.3

	Total special items	(21.8)	25.7	(23.9)	72.5	445.5

Non-GAAP net income attributable to ON Semiconductor Corporation		$540.9	$608.4	$580.4	$2,256.2	$2,347.7

GAAP net income for diluted earnings per share		$562.8	$583.1	$604.8	$2,185.0	$1,904.2
Non-GAAP net income for diluted earnings per share		$541.0	$608.8	$580.9	$2,257.5	$2,349.7
Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding		439.5	450.7	447.9	446.8	448.2
Special items:
a)	Less: dilutive shares attributable to convertible notes	(5.6)	(11.4)	(8.0)	(9.1)	(7.0)

	Total special items	(5.6)	(11.4)	(8.0)	(9.1)	(7.0)

Non-GAAP diluted shares outstanding		433.9	439.3	439.9	437.7	441.2

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation		$541.0	$608.8	$580.9	$2,257.5	$2,349.7
Non-GAAP diluted shares outstanding		433.9	439.3	439.9	437.7	441.2

Non-GAAP diluted earnings per share		$1.25	$1.39	$1.32	$5.16	$5.33

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$611.2	$566.6	$731.3	$1,977.5	$2,633.1
Special items:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
a)	Purchase of property, plant and equipment	(390.5)	(433.0)	(342.0)	(1,575.6)	(1,005.0)

	Total special items	(390.5)	(433.0)	(342.0)	(1,575.6)	(1,005.0)

Free cash flow		$220.7	$133.6	$389.3	$401.9	$1,628.1

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below.

	(in millions)
	Quarter Ended			Year Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cost of revenue	$4.7	$4.8	$3.1	$18.1	$12.0
Research and development	5.5	5.3	3.1	20.5	17.6
Selling and marketing	4.8	4.7	4.2	18.6	16.4
General and administrative	15.7	16.3	13.9	63.9	54.8

Total share-based compensation	$30.7	$31.1	$24.3	$121.1	$100.8

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

SUPPLEMENTAL FINANCIAL DATA

	(in millions)

	Quarter Ended			Year Ended

	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net cash provided by operating activities	$611.2	$566.6	$731.3	$1,977.5	$2,633.1
Free cash flow	220.7	133.6	389.3	401.9	1,628.1
Cash paid for income taxes	100.8	99.8	113.7	428.2	443.2

Depreciation and amortization	$160.3	$155.4	$133.2	$609.5	$551.8
Less: Amortization of acquisition-related intangible assets	13.6	13.4	17.7	56.8	82.8

Depreciation and amortization (excl. amortization of acquisition -related intangible assets)	$146.7	$142.0	$115.5	$552.7	$469.0

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill and intangible asset impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, impact of business wind-down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind-down, non-recurring facility costs, amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

NON-GAAP MEASURES (Continued)

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price per share exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.